As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMPINJ, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-2041398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Fairview Avenue North, Suite 1200	98109
Seattle, Washington 98109 (Address of principal executive offices)	(Zip Code)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of the plan)

Chris Diorio, Ph.D.

Chief Executive Officer

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(206) 517-5300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis Michael Nordtvedt Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 (206) 883-2500	Yukio Morikubo General Counsel Impinj, Inc. 400 Fairview Avenue North, Suite 1200 Seattle, Washington 98109 (206) 517-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class for which Registration Statements on Form S-8 relating to the 2016 Equity Incentive Plan (the “2016 Plan”) and 2016 Employee Stock Purchase Plan (the “2016 ESPP”) of Impinj, Inc. (the "Registrant") are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 21, 2016 (File No. 333-212620), March 10, 2017 (File No. 333-216620), May 10, 2018 (File No. 333-224842), February 28, 2019 (File No. 333-229947), March 2, 2020 (File No. 333-236832), February 17, 2021 (File No. 333-253214), February 14, 2022 (File No. 333-262715), February 13, 2023 (File No. 333-269733), and February 12, 2024 (File No. 333-277017) (collectively, the “Previous Registration Statements”), including periodic reports filed after the Previous Registration Statements to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 10, 2025 (the “Annual Report”);

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A (File No. 001-37824) filed with the Commission on July 11, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit
4.1 (a)	Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on June 10, 2020	8-K	001-37824	3.1	June 12, 2020

4.1 (b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Impinj, Inc., as filed with the Secretary of State of the State of Delaware on June 6, 2024.	8-K	001-37842	3.1	June 7, 2024

4.2	Amended and Restated Bylaws of the Registrant, adopted as of February 23, 2023.	8-K	001-37824	3.1	February 28, 2023

4.3	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-211779	4.1	July 11, 2016

4.4	2016 Equity Incentive Plan.	S-1/A	333-211779	10.7	July 11, 2016

4.5	Form of Notice of Stock Option Grant and Stock Option Agreement under the 2016 Equity Incentive Plan.	S-1/A	333-211779	10.8	July 11, 2016

4.6	Form of Notice of Restricted Stock Unit Grant and Restricted Stock Unit Agreement under the 2016 Equity Incentive Plan.	10-Q	001-37824	10.1	August 14, 2017

4.7	2016 Employee Stock Purchase Plan.	S-1/A	333-211779	10.9	July 11, 2016

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of February, 2025.

Impinj, Inc.

By:	/s/ Cary Baker
Cary Baker
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Diorio, Ph.D. and Cary Baker, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act without the other, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Impinj, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Diorio Chris Diorio, Ph.D.	Chief Executive Officer, Vice Chair and Director (Principal Executive Officer)	February 10, 2025

/s/ Cary Baker Cary Baker	Chief Financial Officer (Principal Financial and Accounting Officer)	February 10, 2025

/s/ Steve Sanghi Steve Sanghi	Chair	February 10, 2025

/s/ Miron L. Washington Miron L. Washington	Director	February 10, 2025

/s/ Daniel Gibson Daniel Gibson	Director	February 10, 2025

/s/ Cathal Phelan Cathal Phelan	Chief Innovation Officer and Director	February 10, 2025

/s/ Umesh Padval Umesh Padval	Director	February 10, 2025

/s/ Meera Rao Meera Rao	Director	February 10, 2025